Exhibit 10.35

AMENDMENT NUMBER 2

TO

THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NUMBER 2 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of December 1, 2004, by and among Nelson C. Rising (the “Executive”) and Catellus Development Corporation, a Delaware corporation (“Catellus”), Catellus Operating Limited Partnership, a Delaware limited partnership (“Operating Partnership”), and Catellus Commercial Development Corporation, a Delaware corporation (“CCDC”);

WITNESSETH THAT:

WHEREAS, Catellus, Operating Partnership, CCDC and the Executive are parties to that certain Third Amended and Restated Employment Agreement dated as of December 24, 2001, as amended by Amendment Number 1 thereto dated as of January 1, 2004 (the “Employment Agreement”)

WHEREAS, Catellus, the Operating Partnership, CCDC and the Executive desire to amend the Employment Agreement to extend the Agreement Term to January 1, 2008 and to make certain other modifications.

NOW, THEREFORE, in consideration of the mutual agreements set forth below, Catellus, Operating Partnership, CCDC and Executive hereby agree that the Employment Agreement is amended as follows:

1. Agreement Term. Paragraph 1(g) is amended by changing the date “December 31, 2006” to “January 1, 2008”.

2. Transition Period. A new Paragraph 1(i) is added to read as follows:

“(i) Transition Period. The Executive and the Company agree that, notwithstanding anything to the contrary in this Agreement, during the period from January 1, 2006 through January 1, 2008, the Board may require the Executive to transfer to another person or persons duties that are normally associated with the position, authority or responsibilities of the position of Chief Executive Officer and that, during the period from July 1, 2007 through January 1, 2008, the Board may require the Executive to relinquish the title of Chief Executive Officer of Catellus, in order to facilitate the transition to a new Chief Executive Officer and that these actions shall not constitute a breach of the Company’s obligations nor a ‘Constructive Discharge’ under this Agreement; provided that, (1) the compensation to which Executive is entitled under paragraph 2 of this Agreement shall not be reduced, and (2) this paragraph 1(i) shall not reduce any amount to which the Executive would otherwise be entitled under paragraph 10 of this Agreement relating to ‘Change of Control Payments’ in the absence of this paragraph 1(i).”

3. Exhibit B to the Employment Agreement is amended as follows: the date “December 31, 2006” is changed to “January 1, 2008” in each place in which it appears; and the amount “$7,000,000” in paragraph 5 of Exhibit B is changed to “$8,000,000.”

IN WITNESS WHEREOF, the Executive has hereto set his hand, and each of Catellus, Operating Partnership and CCDC has caused these presents to be executed in its name and on its behalf, as of the date first written above.

CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation				CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ Richard D. Farman
	Richard D. Farman Lead Independent Director			By:	Catellus Development Corporation, a Delaware corporation, its general partner

By:	/s/ William M. Kahane William M. Kahane Chairman of the Compensation and Benefits Committee of the Board of				By:	/s/ Richard D. Farman Richard D. Farman Lead Independent Director
	Directors				By:	/s/ William M. Kahane William M. Kahane Chairman of the Compensation and Benefits Committee of the Board of Directors

CATELLUS COMMERCIAL DEVELOPMENT CORPORATION				EXECUTIVE

By:	Catellus Operating Limited Partnership, a Delaware limited partnership, its sole stockholder			/s/ Nelson C. Rising Nelson C. Rising

	By:	Catellus Development Corporation, a Delaware corporation, its general partner

		By:	/s/ Richard D. Farman
Richard D. Farman Lead Independent Director

		By:	/s/ William M. Kahane
William M. Kahane Chairman of the Compensation and Benefits Committee of the Board of Directors

2